Consent of Independent
                         Certified Public Accountants



Agree Realty Corporation
Farmington Hills, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 1997, relating to the financial statements and schedule of Agree Realty Corporation and the Agree Predecessors which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                        BDO SEIDMAN, LLP


Troy, Michigan
May 5, 1997